UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: September 4, 2008

(Date of Earliest Event Reported)

On Assignment, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-20540	95-4023433
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of Incorporation)	File Number)	Identification No.)

26651 West Agoura Road, Calabasas, California	91302
(Address of Principal Executive Offices)	(Zip Code)

(818) 878-7900

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)           Material Compensatory Plan

On September 4, 2008 the Compensation Committee of On Assignment, Inc. (the “Company”) unanimously approved certain changes to the compensation arrangement between the Company and Peter Dameris, its President and Chief Executive Officer.  Specifically, Mr. Dameris’ annual base salary was adjusted from $577,500 to $635,250, with retroactive effect to August 1, 2008 (the “Adjusted Annual Base Salary”).  Mr. Dameris shall receive a one-time catch-up payment representing the difference between the base salary paid from August 1, 2008 to present and the Adjusted Annual Base Salary.

(e)           Material Compensatory Plan

On September 4, 2008 the Board of Directors of the Company approved an amendment to the On Assignment Amended and Restated Deferred Compensation Plan effective February 1, 1999 (“Amendment 1”) and approved the On Assignment, Inc. Deferred Compensation Plan effective January 1, 2008 (the “New Plan”).  Amendment 1 and the New Plan are designed to facilitate compliance with Section 409A of the Internal Revenue Code of 1986, as amended, to clarify certain plan provisions and to make administrative changes to the plans.   One of the Company’s executive officers, Mr. Dameris, participates in the New Plan.  As of August 1, 2008, Mr. Dameris had a vested account balance of $1,251,840.58 in the New Plan.  A copy of Amendment 1 and the New Plan are filed as exhibits hereto.

Item 9.01               Financial Statements and Exhibits.

(d)   The following exhibits are furnished as part of this Current Report on Form 8-K:

10.01	Amendment 1 to the On Assignment, Inc. Amended and Restated Deferred Compensation Plan

10.02	On Assignment, Inc. Deferred Compensation Plan Effective January 1, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

On Assignment, Inc.

Date: September 9, 2008	By:	/s/James Brill
	Name:	James Brill
	Title:	Sr. Vice President, Finance and
Chief Financial Officer